SCHEDULE 2

                      WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY                       SUBCUSTODIAN

Argentina                     Banco Rio de La Plata
Australia                     National Australia Bank Limited
Austria                       Bank Austria AG
Bahrain                       HSBC Bank Middle East
Bangladesh                    Standard Chartered Bank PLC
Belgium                       Banque Bruxelles Lambert
Benin                         Societe Generale de Banques en Cote d'lvoire
Bermuda                       Bank of Bermuda Limited
Bolivia                       Citibank, N.A.
Botswana                      Barclays Bank of Botswana Ltd.
Brazil                        BankBoston, N.A.
Bulgaria                      ING Bank
Burkina Faso                  Societe Generale de Banques en Cote
d'lvoire                      Royal Bank of Canada
Chile                         BankBoston, N.A.
China                         The Standard Chartered Bank
Colombia                      Cititrust Colombia S.A.
Costa Rica                    Banco BCT
Croatia                       Privredna Banka Zabreb d.d.
Cyprus                        Bank of Cyprus
Czech Republic                Ceskoslovenska Obchodni Banka A.S.
Denmark                       Danske Bank
Ecuador                       Citibank, N.A.
Egypt                         Citibank, N.A.
Estonia                       Hansabank, Ltd.
Euromarket                    Clearstream
Euromarket                    Euroclear
Finland                       Nordea Bank Finland plc
France                        BNP Paribas Securities Services/Credit Agricole Indosuez
Germany                       Dresdner Bank AG
Ghana                         Barclays Bank of Ghana Ltd.
Greece                        BNP Paribas Securities Services
Guinea Bissau                 Societe Generale de Banques en Cote d'lvoire
Hong Kong                     The Hongkong and Shanghai Banking Corporation Limited
Hungary                       HVB Bank Hungary Rt.
Iceland                       Landsbanki Islands
India                         The Hongkong and Shanghai Banking Corporation Limited/
                              Deutsche Bank AG
Indonesia                     The Hongkong and Shanghai Banking Corporation Limited

COUNTRY                       SUBCUSTODIAN

Ireland                       AIB/BNY Trust Company Limited
Israel                        Bank Leumi Le-Israel B.M.
Italy                         IntesaBCI S.p.A./BNP Paribas Securities Services
Ivory Coast                   Societe Generale de Banques en Cote d'lvoire - Abidjian
Jamaica                       CIBC Trust & Merchant Bank Jamaica Ltd.
Japan                         The Bank of Tokyo-Mitsubishi Limited/
                              Mizuho Corporate Bank, Limited
Jordan                        HSBC Bank Middle East
Kazakhstan                    ABN/AMRO
Kenya                         Barclays Bank of Kenya Limited
Latvia                        Hansabanka Limited
Lebanon                       HSBC Bank Middle East
Lithuania                     Vilniaus Bankas
Luxembourg                    Banque et Caisse d'Epargne de L'Etat Luxembourg
Malaysia                      HongKong Bank Malaysia Berhad
Mali                          Societe Generale de Banques en Cote d'lvoire
Malta                         HSBC Bank Malta p.l.c.
Mauritius                     Hongkong and Shanghai Banking Corp.
Mexico                        Banco Nacional de Mexico
Morocco                       Banque Commerciale du Maroc
Namibia                       Stanbic Bank Namibia Limited
NASDAQ Europe                 Banque Bruxelles Lambert
Netherlands                   Fortis Bank (Nederland) N.V.
New Zealand                   National Australia Bank Ltd. (National Nominees Limited)
Niger                         Societe Generale de Banques en Cote d'lvoire
Nigeria                       Stanbic Bank Nigeria Limited
Norway                        Den norske Bank ASA
Oman                          HSBC Bank Middle East
Pakistan                      Standard Chartered Bank
Palestinian Autonomous Area   HSBC Bank Middle East, Ramallah
Panama                        BankBoston, N.A.
Peru                          Citibank, N.A.
Philippines                   The Hongkong and Shanghai Banking Corporation, Limited
Poland                        Bank Handlowy w Warszawie S.A.
Portugal                      Banco Comercial Portugues, S.A.
Qatar                         HSBC Bank Middle East, Doha
Romania                       ING Bank
Russia                        Credit Suisse First Boston AO/
                              Vneshtorgbanke (MinFin Bonds only)
Senegal                       Societe Generale de Banques en Cote d'lvoire
Singapore                     United Overseas Bank Limited/
                              Development Bank of Singapore Ltd.
Slovakia                      Ceskoslovenska Obchodni Banka, A.S. Bratislava
Slovenia                      Bank Austria Creditanstalt d.d. Ljubljana
South Africa                  Standard Bank of South Africa Limited
South Korea                   Standard Chartered Bank

COUNTRY                       SUBCUSTODIAN

Spain                         Banco Bilbao Vizcaya Argentaria SA /
                              Banco Santander Central Hispano
Sri Lanka                     Standard Chartered Bank
Swaziland                     Standard Bank Swaziland Limited
Sweden                        Skandinaviska Enskilda Banken
Switzerland                   Credit Suisse First Boston
Taiwan                        The Hongkong and Shanghai Banking Corporation, Limited
Thailand                      Standard Chartered Bank/Bangkok Bank Public Company Ltd.
Togo                          Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago             Republic Bank Limited
Tunisia                       Banque Internationale Arabe de Tunisie
Turkey                        Garanti Bank
U.A.E.                        HSBC Bank Middle East, Dubai
Ukraine                       ING Bank
United Kingdom                The Bank of New York/The Depository & Clearing Centre
United States                 The Bank of New York
Uruguay                       BankBoston, N.A.
Venezuela                     Citibank, N.A.
Vietnam                       The Hongkong and Shanghai Banking Corporation, Limited
Zambia                        Barclays Bank of Zambia Limited
Zimbabwe                      Barclays Bank of Zimbabwe Limited